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Alere Inc.

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Alere Inc. 51 Sawyer Road, Suite 200 Waltham, MA 02453, USA

July 29, 2013

Dear Alere Stockholders:

As Alere’s independent director nominees, we felt it was important that you hear directly from us about what you can expect from us as your representatives on the Alere Board.

None of us has any previous personal or professional relationship with Alere’s senior management team. The only commitment we have made as nominees is to take an objective and hard look at the Company’s strategy with the goal of enhancing stockholder value. At no point during the selection process did we commit to the Company’s current strategy, or any other strategy, and any assertions that we are committed to the status quo are unfounded. If we think change is needed, we will be strong advocates for that change.

We all bring the necessary experience to serve as your representatives on the Board. As a group, we have well over a century of combined healthcare operating experience, with each of us having had significant tenures leading complex, large-scale, global organizations. We have proven track records building and leading successful companies, serving as public-company Board members, integrating acquisitions, driving growth in foreign and emerging markets and launching FDA-approved medical products. In an industry as dynamic as healthcare, experience matters, and we are eager to contribute our expertise to the Alere board.

Each of us accepted the nomination because we believe in Alere’s mission and because we want to help Alere grow and succeed. Over the past few weeks, we have had the opportunity to have direct conversations with some of Alere’s largest stockholders and receive candid feedback on their views of the Company. We will take this input with us to the boardroom. Above all else, let us assure you that we are committed to serving the best interests of all Alere stockholders.

We are dedicated to working tirelessly on your behalf and will do our best to drive long-term value.

We look forward to your support.

Sincerely,

/s/ Håkan Björklund	/s/ Stephen MacMillan	/s/ Brian Markison	/s/ Sir Thomas McKillop

Håkan Björklund, Stephen MacMillan, Brian Markison and Sir Thomas McKillop

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